Exhibit 99.1

Charles River Laboratories Announces Fourth-Quarter and Full-Year 2015 Results from Continuing Operations and Provides 2016 Guidance

– Fourth-Quarter Revenue of $353.9 Million and Full-Year 2015 Revenue of $1.36 Billion –

– Fourth-Quarter GAAP Earnings per Share of $0.69 and Non-GAAP Earnings per Share of $1.00 –

– Full-Year GAAP Earnings per Share of $3.15 and Non-GAAP Earnings per Share of $3.76 –

– Provides 2016 Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--February 10, 2016--Charles River Laboratories International, Inc. (NYSE:CRL) today reported its results for the fourth-quarter and full-year 2015 and provided guidance for 2016. For the quarter, revenue from continuing operations was $353.9 million, an increase of 7.4% from $329.5 million in the fourth quarter of 2014. Foreign currency translation reduced reported revenue growth by 3.9%. On a constant-currency basis, revenue growth of 11.3% was driven primarily by the Manufacturing Support and Discovery and Safety Assessment segments. Research Models and Services revenue also increased on a constant-currency basis. The acquisitions of Celsis, ChanTest, Oncotest, and Sunrise Farms contributed 3.4% to consolidated fourth-quarter revenue growth, both on a reported basis and in constant currency.

On a GAAP basis, net income from continuing operations for the fourth quarter of 2015 was $33.3 million, or $0.69 per diluted share, compared to $28.5 million, or $0.59 per diluted share, for the fourth quarter of 2014.

On a non-GAAP basis, net income from continuing operations was $47.3 million for the fourth quarter of 2015, an increase of 22.9% from $38.5 million for the same period in 2014. Fourth-quarter diluted earnings per share on a non-GAAP basis were $1.00, an increase of 23.5% compared to $0.81 per share in the fourth quarter of 2014. The increase was driven primarily by higher revenue and operating margin improvement. The gain from the Company’s limited partnership investments did not have a meaningful impact on earnings per share in the fourth quarter of 2015, compared to a gain of $0.03 per share for the same period in 2014.

James C. Foster, Chairman, President and Chief Executive Officer, said, “We are very pleased to report strong fourth-quarter results, which contributed to another exceptional year for Charles River. We believe that our performance in the quarter and year thoroughly demonstrate the successful execution of our strategy to position Charles River as the early-stage drug research partner of choice, a position that we believe will be enhanced by the pending acquisition of WIL Research. Strong demand for our unique portfolio of products and services, the potential for expanding strategic relationships, and continuing gains from productivity and efficiency initiatives give us confidence in our 2016 guidance.”

“We are optimistic about the opportunities for growth in 2016, which are the basis for our guidance, excluding WIL, of revenue growth in a range of 9% to 11% in constant currency. Non-GAAP earnings per share are expected to be in a range of $4.07 to $4.17, including a gain of $0.04 from limited partnership investments. This would represent an earnings increase of approximately 9.5% from last year at the mid-point. When including the expected impact from the WIL acquisition, the revenue growth rate rises to a range of 20.0% to 23.5% in constant currency, and the non-GAAP earnings per share increases to a range of $4.27 to $4.40, representing an increase of approximately 15% year-over-year at the midpoint,” Mr. Foster concluded.

Fourth-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $114.7 million in the fourth quarter of 2015, a decrease of 2.5% from $117.7 million in the fourth quarter of 2014. Foreign currency translation reduced reported revenue growth by 4.6%. On a constant-currency basis, revenue growth of 2.1% was driven primarily by higher sales of research models in North America, Europe, and Asia.

In the fourth quarter of 2015, the RMS segment’s GAAP operating margin was 24.1% compared to 20.1% in the fourth quarter of 2014. On a non-GAAP basis, the operating margin increased to 25.4% from 23.2% in the fourth quarter of 2014. The RMS operating margin improvement was primarily attributable to benefits from the Company’s global efficiency initiatives.

Discovery and Safety Assessment (DSA)

Revenue from continuing operations for the DSA segment was $160.5 million in the fourth quarter of 2015, an increase of 7.3% from $149.6 million in the fourth quarter of 2014. Foreign currency translation reduced reported revenue growth by 2.5%. On a constant-currency basis, revenue growth of 9.8% was driven primarily by low-double-digit revenue growth in the Company’s Safety Assessment business. The ChanTest and Oncotest acquisitions contributed 1.7% to DSA revenue growth. Sales to biotechnology clients continued to drive DSA revenue growth, and sales to global clients also increased.

In the fourth quarter of 2015, the DSA segment’s GAAP operating margin was 23.1% compared to 14.0% in the fourth quarter of 2014. On a non-GAAP basis, the operating margin increased to 27.1% from 19.4% in the fourth quarter of 2014. In addition to leverage from higher revenue for safety assessment services, the non-GAAP operating margin also benefited from a tax law change in Quebec, which contributed approximately 230 basis points to the improvement, and foreign exchange due to the weaker Canadian dollar, which contributed approximately 170 basis points to the improvement.

Manufacturing Support (Manufacturing)

Revenue for the Manufacturing segment was $78.6 million in the fourth quarter of 2015, an increase of 26.3% from $62.3 million in the fourth quarter of 2014. Foreign currency translation reduced reported revenue growth by 6.1%. On a constant-currency basis, revenue growth was 32.4%. The acquisitions of Celsis and Sunrise Farms contributed 13.7% to Manufacturing revenue growth in the fourth quarter of 2015. Robust revenue growth for the legacy Microbial Solutions (formerly Endotoxin and Microbial Detection, or EMD), and Avian Vaccine businesses, as well as the Biologics Testing Solutions business, also drove the fourth-quarter increase.

In the fourth quarter of 2015, the Manufacturing segment’s GAAP operating margin was 23.6% compared to 33.0% in the fourth quarter of 2014. The GAAP decline was primarily related to the inclusion of amortization of intangible assets and associated costs related to the Celsis acquisition, which was completed on July 24, 2015. On a non-GAAP basis, the operating margin decreased to 33.8% from 35.0% in the fourth quarter of 2014.

Full-Year Results

For 2015, revenue increased by 5.1% to $1.36 billion from $1.30 billion in 2014. Foreign currency translation reduced reported revenue growth by 5.3%. Acquisitions contributed 4.0% to 2015 revenue growth.

On a GAAP basis, net income from continuing operations in 2015 was $152.0 million, or $3.15 per diluted share, compared to $129.9 million, or $2.70 per diluted share, in 2014.

On a non-GAAP basis, net income from continuing operations in 2015 was $179.3 million, or $3.76 per diluted share, compared to $164.5 million, or $3.46 per diluted share, in 2014.

Research Models and Services (RMS)

For 2015, RMS revenue was $473.2 million, a decrease of 6.7% from $507.3 million in 2014. Foreign currency translation reduced reported revenue growth by 6.3%. On a GAAP basis, the RMS segment operating margin was 25.7% in 2015, compared to 23.9% in 2014. On a non-GAAP basis, the operating margin increased to 27.1% in 2015 from 26.9% in 2014.

Discovery and Safety Assessment (DSA)

For 2015, DSA revenue was $612.2 million, an increase of 13.7% from $538.2 million in 2014. Foreign currency translation reduced reported revenue growth by 3.4%. Acquisitions (Argenta, BioFocus, ChanTest, and Oncotest) contributed 6.4% to 2015 revenue growth. On a GAAP basis, the DSA segment operating margin was 19.9% in 2015, compared to 13.0% in 2014. On a non-GAAP basis, the operating margin increased to 23.3% in 2015 from 17.4% in 2014. The tax law change in Quebec contributed approximately 60 basis points to the non-GAAP operating margin improvement. Foreign exchange due to the weaker Canadian dollar contributed approximately 220 basis points to the improvement.

Manufacturing Support (Manufacturing)

For 2015, Manufacturing revenue was $277.9 million, an increase of 10.2% from $252.1 million in 2014. Foreign currency translation reduced reported revenue growth by 7.6%. The acquisitions of Celsis and Sunrise Farms contributed 6.8% to 2015 revenue growth. On a GAAP basis, the Manufacturing segment operating margin was 26.7% in 2015, compared to 31.2% in 2014. On a non-GAAP basis, the operating margin decreased to 32.8% in 2015 from 33.4% in 2014.

2016 Guidance

The Company is providing the following financial guidance for 2016, both excluding and including the impact of the planned acquisition of WIL Research, which was previously announced on January 7, 2016.

Excluding WIL Research, 2016 constant-currency revenue growth is expected to benefit from double-digit growth in both the DSA and Manufacturing segments (including contributions from acquisitions completed in 2015), as well as low- to mid-single digit growth in the RMS segment. Foreign currency translation is expected to reduce revenue growth by approximately 1%, based on current foreign exchange rates.

The Company’s guidance includes the effect of the addition of a 53rd week in 2016, which is periodically required to align our fiscal year end to December 31st. The 53rd week is characterized by light revenue due to the holidays, but normal costs. The additional week is expected to contribute approximately 1% to the revenue growth rate in 2016, and a nominal benefit to earnings per share.

Earnings per share in 2016 are expected to benefit from higher revenue and the Company’s ongoing global efficiency initiatives. Foreign exchange is expected to be a moderate benefit to 2016 earnings per share. The Company has forecast a gain associated with its limited-partnership investments of approximately $0.04 per share in 2016, which compares to a gain of $0.05 per share reported in 2015.

The Company’s revenue and earnings per share guidance excluding the impact of WIL Research is as follows:

2016 GUIDANCE EXCLUDING WIL RESEARCH
(from continuing operations)
Revenue growth, reported	8% - 10%
Negative impact of foreign exchange	(~1%)
Revenue growth, constant currency	9% - 11%
GAAP EPS estimate (1)	$3.60 - $3.70
Amortization of intangible assets	$0.40
Charges related to global efficiency initiatives (2)	$0.02
Acquisition-related adjustments (3)	$0.05
Non-GAAP EPS estimate	$4.07 - $4.17

(1) GAAP EPS guidance and related adjustments do not include any acquisition-related costs and charges associated with the planned acquisition of WIL Research because the transaction has not been completed and estimates for these costs have not been finalized.
(2) These charges relate primarily to the Company’s planned efficiency initiatives in 2016, including site consolidation costs, asset impairments, and severance. Other projects in support of the global productivity and efficiency initiatives are expected, but these charges reflect only the decisions that have already been finalized.
(3) These adjustments are related to the evaluation and integration of acquisitions that were completed prior to 2016, and do not include any costs related to the planned acquisition of WIL Research. These adjustments primarily include transaction and certain third-party integration costs.

The Company is also providing revenue and non-GAAP earnings per share guidance including the benefit of the WIL Research acquisition. This combined guidance assumes that the transaction will be completed early in the second quarter of 2016. WIL Research is expected to be reported primarily as part of Charles River’s DSA segment.

2016 GUIDANCE INCLUDING WIL RESEARCH
(from continuing operations)
Charles River revenue growth, reported	8% - 10%
Contribution from WIL Research	11% - 12.5%
Revenue growth including WIL Research, reported	19% - 22.5%
Negative impact of foreign exchange	(~1%)
Revenue growth including WIL Research, constant currency	20% - 23.5%
Charles River non-GAAP EPS estimate	$4.07 - $4.17
Contribution from WIL Research	At least $0.20
Non-GAAP EPS estimate including WIL Research (1)	$4.27 - $4.40

(1) Additional items excluded from non-GAAP earnings per share are expected to include all WIL Research acquisition-related costs, which primarily include amortization of intangible assets, certain costs associated with efficiency initiatives, advisory fees, and certain third-party integration costs.

Webcast

Charles River has scheduled a live webcast on Wednesday, February 10, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Non-GAAP Reconciliations/Discontinued Operations

The Company reports non-GAAP results in this press release, which exclude certain items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release. In addition, the Company reports results from continuing operations, which exclude results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets, inventory purchase accounting adjustments, and other charges related to our acquisitions; expenses associated with evaluating and integrating acquisitions, as well as fair value adjustments associated with contingent consideration; charges, gains and losses attributable to businesses or properties we plan to close, consolidate or divest; the gain related to the bargain purchase of Sunrise Farms; severance and other costs associated with our efficiency initiatives; executive transition costs; site consolidation costs; a reversal of indemnification assets associated with acquisitions and corresponding interest; the write-off of deferred financing costs and fees related to debt refinancing; and costs related to a U.S. government billing adjustment and related expenses. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. This press release also refers to our revenue in both a GAAP and non-GAAP (constant currency) basis. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities such as business acquisitions happen infrequently and the underlying costs associated with such activities do not recur on a regular basis. Commencing in the third quarter of 2015, following the acquisition of Celsis, we revised our approach to calculating non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on a constant-currency basis allows investors to measure our revenue growth exclusive of foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected future financial performance including revenue (on both a reported and constant-currency basis), operating margins, earnings per share, the expected impact of foreign exchange rates, and the expected benefit of our limited partnership investments; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our plans to reopen the Charles River Massachusetts (Shrewsbury) facility; our expectations with respect to the impact of acquisitions on the Company (including WIL Research), our service offerings, client perception, strategic relationships, revenue, revenue growth rates, and earnings; the development and performance of our services and products; market and industry conditions including the outsourcing of services and spending trends by our clients; the potential outcome of and impact to our business and financial operations due to litigation and legal proceedings, including with respect to our ongoing investigation of inaccurate billing with respect to certain government contracts; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, and enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our efficiency initiatives on an effective and timely basis (including divestitures and site closures); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 17, 2015, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	December 26,	December 27,	December 26,	December 27,
	2015	2014	2015	2014

Total revenue	$353,850	$329,548	$1,363,302	$1,297,662
Cost of revenue	213,276	209,603	832,210	825,002
Selling, general and administrative	81,461	72,034	300,414	269,033
Amortization of intangible assets	6,844	7,144	24,229	25,957
Operating income	52,269	40,767	206,449	177,670
Interest income (expense), net	(3,536)	(2,428)	(14,029)	(10,796)
Other income (expense), net	1,259	1,847	3,008	10,721
Income from continuing operations before income taxes	49,992	40,186	195,428	177,595
Provision for income taxes	16,729	11,650	43,391	47,671
Income from continuing operations, net of income taxes	33,263	28,536	152,037	129,924
Income (loss) from discontinued operations, net of income taxes	(902)	(864)	(950)	(1,726)
Net income	32,361	27,672	151,087	128,198
Less: Net income attributable to noncontrolling interests	(477)	(506)	(1,774)	(1,500)
Net income attributable to common shareholders	$31,884	$27,166	$149,313	$126,698

Earnings (loss) per common share
Basic:
Continuing operations	$0.71	$0.60	$3.23	$2.76
Discontinued operations	$(0.02)	$(0.02)	$(0.02)	$(0.04)
Net	$0.69	$0.58	$3.21	$2.72
Diluted:
Continuing operations	$0.69	$0.59	$3.15	$2.70
Discontinued operations	$(0.02)	$(0.02)	$(0.02)	$(0.04)
Net	$0.67	$0.57	$3.13	$2.66

Weighted average number of common shares outstanding
Basic	46,269	46,460	46,496	46,627
Diluted	47,415	47,517	47,634	47,558

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	December 26,	December 27,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$117,947	$160,023
Trade receivables, net	270,068	257,991
Inventories	93,735	89,043
Prepaid assets	30,198	26,900
Other current assets	47,286	45,297
Total current assets	559,234	579,254
Property, plant and equipment, net	677,959	676,797
Goodwill	438,829	321,077
Client relationships, net	213,374	161,401
Other intangible assets, net	67,430	17,474
Deferred tax asset	40,028	41,624
Other assets	71,643	72,951
Total assets	$2,068,497	$1,870,578

Liabilities, Redeemable Noncontrolling Interest and Equity
Current liabilities:
Current portion of long-term debt and capital leases	$17,033	$31,904
Accounts payable	36,675	33,815
Accrued compensation	72,832	71,569
Deferred revenue	81,343	78,124
Accrued liabilities	89,494	67,380
Other current liabilities	12,544	9,595
Current liabilities of discontinued operations	1,840	2,299
Total current liabilities	311,761	294,686
Long-term debt, net and capital leases	845,997	740,557
Deferred tax liabilities	48,223	23,087
Other long-term liabilities	89,062	99,545
Long-term liabilities of discontinued operations	7,890	8,357
Total liabilities	1,302,933	1,166,232
Redeemable noncontrolling interest	28,008	28,419
Total equity attributable to common shareholders	733,067	672,203
Noncontrolling interests	4,489	3,724
Total liabilities, equity and redeemable noncontrolling interest	$2,068,497	$1,870,578

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(in thousands, except percentages)

	Three Months Ended		Twelve Months Ended
	December 26,	December 27,	December 26,	December 27,
	2015	2014	2015	2014
Research Models and Services
Revenue	$114,724	$117,691	$473,230	$507,327
Operating income	27,647	23,642	121,447	121,376
Operating income as a % of revenue	24.1%	20.1%	25.7%	23.9%
Depreciation and amortization	5,976	7,235	22,688	27,512
Capital expenditures	5,287	7,221	17,398	18,749

Discovery and Safety Assessment
Revenue	$160,514	$149,604	$612,173	$538,218
Operating income	37,125	20,909	121,981	69,749
Operating income as a % of revenue	23.1%	14.0%	19.9%	13.0%
Depreciation and amortization	11,752	13,271	46,812	47,138
Capital expenditures	16,577	8,429	30,333	19,759

Manufacturing Support
Revenue	$78,612	$62,253	$277,899	$252,117
Operating income	18,548	20,529	74,201	78,620
Operating income as a % of revenue	23.6%	33.0%	26.7%	31.2%
Depreciation and amortization	5,933	3,467	17,967	14,092
Capital expenditures	4,339	10,097	9,814	15,541

Unallocated Corporate Overhead	$(31,051)	$(24,313)	$(111,180)	$(92,075)

Total
Revenue	$353,850	$329,548	$1,363,302	$1,297,662
Operating income	52,269	40,767	206,449	$177,670
Operating income as a % of revenue	14.8%	12.4%	15.1%	13.7%
Depreciation and amortization	25,551	26,010	94,881	96,445
Capital expenditures	28,244	27,018	63,252	56,925

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (1)
(in thousands, except percentages)

	Three Months Ended		Twelve Months Ended
	December 26,	December 27,	December 26,	December 27,
	2015	2014	2015	2014
Research Models and Services
Revenue	$114,724	$117,691	$473,230	$507,327
Operating income	27,647	23,642	121,447	121,376
Operating income as a % of revenue	24.1%	20.1%	25.7%	23.9%
Add back:
Amortization of intangible assets related to acquisitions	792	451	3,083	2,466
Severance	172	619	1,338	4,593
Government billing adjustment and related expenses	141	554	477	848
Site consolidation costs, impairments and other items	418	2,002	1,833	7,136
Operating income, excluding specified charges (Non-GAAP)	$29,170	$27,268	$128,178	$136,419
Non-GAAP operating income as a % of revenue	25.4%	23.2%	27.1%	26.9%

Discovery and Safety Assessment
Revenue	$160,514	$149,604	$612,173	$538,218
Operating income	37,125	20,909	121,981	69,749
Operating income as a % of revenue	23.1%	14.0%	19.9%	13.0%
Add back:
Amortization of intangible assets related to acquisitions	3,337	5,458	13,969	18,110
Severance	354	1,794	1,068	2,912
Operating losses (2)	2,654	619	5,517	2,600
Acquisition related adjustments (3)	84	208	244	404
Operating income, excluding specified charges (Non-GAAP)	$43,554	$28,988	$142,779	$93,775
Non-GAAP operating income as a % of revenue	27.1%	19.4%	23.3%	17.4%

Manufacturing Support
Revenue	$78,612	$62,253	$277,899	$252,117
Operating income	18,548	20,529	74,201	78,620
Operating income as a % of revenue	23.6%	33.0%	26.7%	31.2%
Add back:
Amortization of intangible assets and inventory step-up related to acquisitions	5,672	1,235	12,322	5,381
Severance	384	16	1,640	166
Site consolidation costs, impairments and other items	407	-	407	-
Acquisition related adjustments (3)	1,582	-	2,593	-
Operating income, excluding specified charges (Non-GAAP)	$26,593	$21,780	$91,163	$84,167
Non-GAAP operating income as a % of revenue	33.8%	35.0%	32.8%	33.4%

Unallocated Corporate Overhead	$(31,051)	$(24,313)	$(111,180)	$(92,075)
Add back:
Severance and executive transition costs	96	-	2,127	121
Acquisition related adjustments (3)	5,027	1,028	11,676	6,284
Unallocated corporate overhead, excluding specified charges (Non-GAAP)	$(25,928)	$(23,285)	$(97,377)	$(85,670)

Total
Revenue	$353,850	$329,548	$1,363,302	$1,297,662
Operating income	52,269	40,767	206,449	177,670
Operating income as a % of revenue	14.8%	12.4%	15.1%	13.7%
Add back:
Amortization of intangible assets and inventory step-up related to acquisitions	9,801	7,144	29,374	25,957
Severance and executive transition costs	1,006	2,429	6,173	7,792
Site consolidation costs, impairments and other items	825	2,002	2,240	7,136
Operating losses (2)	2,654	619	5,517	2,600
Acquisition related adjustments (3)	6,693	1,236	14,513	6,688
Government billing adjustment and related expenses	141	554	477	848
Operating income, excluding specified charges (Non-GAAP)	$73,389	$54,751	$264,743	$228,691
Non-GAAP operating income as a % of non-GAAP revenue	20.7%	16.6%	19.4%	17.6%
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	This item includes operating losses related primarily to the Company's Shrewsbury, Massachusetts facility.
(3)	These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 26,	December 27,	December 26,	December 27,
	2015	2014	2015	2014

Net income attributable to common shareholders	$31,884	$27,166	$149,313	$126,698
Less: Discontinued operations	902	864	950	1,726
Net income from continuing operations attributable to common shareholders	32,786	28,030	150,263	128,424
Add back:
Amortization of intangible assets and inventory step-up related to acquisitions	9,801	7,144	29,374	25,957
Severance and executive transition costs	1,006	2,429	6,173	7,792
Site consolidation costs, impairments and other items	825	2,002	2,240	7,136
Operating losses (2)	2,654	619	5,517	2,600
Acquisition related adjustments (3)	6,693	1,236	14,513	6,688
Government billing adjustment and related expenses	141	554	477	848
Reversal of an indemnification asset associated with acquisition and corresponding interest (4)	-	-	10,411	-
Write-off of deferred financing costs and fees related to debt refinancing	-	-	721	-
Gain on bargain purchase (5)	96	-	(9,837)	-
Tax effect of non-GAAP adjustments:
Reversal of uncertain tax position associated with acquisition and corresponding interest (4)	-	-	(10,411)	-
Tax effect of the remaining non-GAAP adjustments and certain other tax items	(6,684)	(3,506)	(20,106)	(14,987)
Net income from continuing operations attributable to common shareholders, excluding specified charges (Non-GAAP)	$47,318	$38,508	$179,335	$164,458

Weighted average shares outstanding - Basic	46,269	46,460	46,496	46,627
Effect of dilutive securities:
Stock options, restricted stock units, performance stock units, and contingently issued restricted stock	1,146	1,057	1,138	931
Weighted average shares outstanding - Diluted	47,415	47,517	47,634	47,558

Basic earnings per share from continuing operations	$0.71	$0.60	$3.23	$2.76
Diluted earnings per share from continuing operations	$0.69	$0.59	$3.15	$2.70

Basic earnings per share from continuing operations, excluding specified charges (Non-GAAP)	$1.02	$0.83	$3.86	$3.53
Diluted earnings per share from continuing operations, excluding specified charges (Non-GAAP)	$1.00	$0.81	$3.76	$3.46
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	This item includes operating losses related primarily to the Company's Shrewsbury, Massachusetts facility.
(3)	These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.
(4)	These amounts represent the reversal of an uncertain tax position and an offsetting indemnification asset related to the acquisition of BioFocus.
(5)	The amount relates to the acquisition of Sunrise Farms, Inc. and represents the excess of the estimated fair value of the net assets acquired over the preliminary purchase price.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP REVENUE GROWTH (UNAUDITED)
EXCLUDING THE IMPACT OF FOREIGN EXCHANGE
For the Three and Twelve Months Ended December 26, 2015

For the three months ended December 26, 2015	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	7.4%	(2.5%)	7.3%	26.3%
Impact of foreign exchange	(3.9%)	(4.6%)	(2.5%)	(6.1%)
Non-GAAP revenue growth, constant currency	11.3%	2.1%	9.8%	32.4%

For the twelve months ended December 26, 2015	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	5.1%	(6.7%)	13.7%	10.2%
Impact of foreign exchange	(5.3%)	(6.3%)	(3.4%)	(7.6%)
Non-GAAP revenue growth, constant currency	10.4%	(0.4%)	17.1%	17.8%
Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Twelve Months Ended
	December 26,	December 27,
	2015	2014
Cash flows relating to operating activities:
Net income	$151,087	$128,198
Less: Loss from discontinued operations	(950)	(1,726)
Income from continuing operations	152,037	129,924
Summary of non-cash adjustments	126,580	125,982
Changes in assets and liabilities	9,617	(3,774)
Net cash provided by operating activities	288,234	252,132

Cash flows relating to investing activities:
Acquisition of businesses, net of cash acquired	(247,651)	(234,267)
Capital expenditures	(63,252)	(56,925)
Other	(9,384)	(6,798)
Net cash used in investing activities	(320,287)	(297,990)

Cash flow relating to financing activities:
Net cash provided by financing activities	4,548	61,414

Cash flows used in discontinued operations	(1,876)	(1,081)
Effect of exchange rate changes on cash and cash equivalents	(12,695)	(10,379)
Net change in cash and cash equivalents	(42,076)	4,096
Cash and cash equivalents, beginning of period	160,023	155,927
Cash and cash equivalents, end of period	$117,947	$160,023

CONTACT:
Charles River Laboratories International, Inc.
Investor:
Susan E. Hardy, 781.222.6190
Corporate Vice President, Investor Relations
susan.hardy@crl.com
or
Media:
Amy Cianciaruso, 781-222-6168
Corporate Vice President, Public Relations
amy.cianciaruso@crl.com